Exhibit (d)(13)

CENTERLINE HOLDING COMPANY

100 Church Street, 15th Floor

New York, NY 10007

February 8, 2013

Manufactures and Traders Trust Company

25 South Charles Street, 17th Floor

Mail Code: MD2-CS64

Baltimore, MD 21201

Attention: John Mangan

Re:	Waiver and Other Agreements

Dear John:

Reference is made to that certain redemption agreement regarding the exchange of shares of Centerline Holding Company, a Delaware statutory trust (the “Company”), dated November 7, 2011, by and between Manufactures and Traders Trust Company, a New York chartered banking corporation (the “Holder”) and the Company, a copy of which is attached hereto as Exhibit A (the “Redemption Agreement”). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Redemption Agreement.

This letter shall confirm the following:

(i)	Pursuant to Section 1.d. of the Redemption Agreement, the Company granted to the Holder the MFN. The Company hereby notifies the Holder that it:

a.	has previously entered into a settlement agreement with Citizens Bank & Trust Company in the form attached hereto as Exhibit B (the “Citizens Settlement Agreement”); and

b.	desires to enter into a settlement agreement with TD Bank (f/k/a Commerce Bank/North) (“TD”) to settle claims under a previously entered into option agreement on terms to be agreed upon by the Company and TD (the “TD Settlement Agreement” and together with the Citizens Settlement Agreement, the “Agreements”).

The terms of the Agreements may be deemed to be Additional Benefits. As of the Effective Date (as defined below), the Holder hereby (i) waives any rights to Additional Benefits it may have as a result of the execution, delivery and performance of the Agreements (the “Waiver”) and (ii) agrees that it shall no longer have any rights to Additional Benefits or other rights pursuant to the MFN (the “MFN Termination”). In consideration of the Waiver and the MFN Termination, the Company agrees that the Waiver and the MFN Termination will be effective upon the date all of the following are satisfied (the “Effective Date”): the closing of an amendment to that certain Mortgage Warehouse Loan and Security Agreement, dated as of November 14, 2011, among certain affiliates of the Company and the Holder (as amended, the “Warehousing Facility”), which amendment will, among other things, (a) increase the Line of Credit Limit (as defined in Warehousing Facility) from $50,000,000 to $100,000,000, (b) extend the Facility Termination Date (as defined in Warehousing Facility) to the first anniversary of the effective date of such amendment, and (c) increase the Deposit Level Target (as defined in the Warehousing Facility) from $15,000,000 to $30,000,000.

M&T Bank

February 8, 2013

The Company represents and warrants to the Holder that:

(i)	attached hereto as Exhibit C is a true and correct copy of the fully-executed letter agreement, dated December 31, 2012, by and among the Company, on the one hand, and of Bank of America, N.A. and certain of its affiliates (collectively, “BofA”), on the other hand, pursuant to which, among other things, BofA agreed that it no longer has any rights to Additional Benefits or rights pursuant to its MFN rights, except that BofA retained all Additional Benefits with respect to Wells Fargo Community Development Corporation and its affiliates (the “Conditional BofA MFN Termination”), and such agreement is in full force and effect and has not been amended or modified and constitutes the entire agreement by and among the Company and BofA with respect to Additional Benefits and MFN rights;

(ii)	attached hereto as Exhibit D is a true and correct copy of the fully-executed letter agreement, dated January 11, 2013, by and among the Company, on the one hand, and Wells Fargo Bank, N.A. and Wells Fargo Community Development Corporation (collectively, “Wells”), on the other hand, pursuant to which, among other things, Wells (a) agreed that it no longer has any rights to Additional Benefits or rights pursuant to its MFN (the “Wells MFN Termination”), and such agreement is in full force and effect and has not been amended or modified and constitutes the entire agreement by and among the Company and Wells with respect to Additional Benefits and MFN rights, and (b) was compensated for the Wells MFN Termination on the same terms as BofA was compensated in connection with the Conditional BofA MFN Termination, thus terminating any rights to Additional Benefits or other rights BofA may have had pursuant to its MFN; and

(iii)	upon execution of this letter agreement, no person shall continue to have rights to any Additional Benefits or other MFN rights.

[Remainder of page intentionally left blank.]

M&T Bank

February 8, 2013

Please acknowledge your agreement to the terms and conditions of this letter by countersigning a copy of this letter below and returning it to the Company. This letter may be executed in counterparts each of which shall be an original and all of which taken together shall constitute one and the same letter. Any facsimile or portable document format copy hereof or signature hereon shall, for all purposes, be deemed an original.

Very truly yours,

CENTERLINE HOLDING COMPANY

By:	/s/ Michael Larsen
Name: Michael Larsen
Title: Chief Financial Officer

ACCEPTED AND AGREED TO

MANUFACTURERS AND
TRADERS TRUST COMPANY

By:	/s/ John Mangan
Name: John Mangan
Title: Vice President

EXHIBIT A

REDEMPTION AGREEMENT

DATED NOVEMBER 7, 2011

[See Exhibit (d)(11) to Amendment No. 3 to the Company’s Schedule 13E-3 filed with the SEC on February 20, 2013, to which this Exhibit is attached.]

EXHIBIT B

CITIZENS SETTLEMENT AGREEMENT

[See Exhibit C-1 to Exhibit C of this Agreement]

EXHIBIT C

CONDITIONAL BOFA MFN TERMINATION AGREEMENT

CENTERLINE HOLDING COMPANY

100 Church Street, 15th Floor

New York, NY 10007

December 31, 2012

The Entities Listed on Schedule I
c/o Bank of America Merrill Lynch
2 World Financial Center, 36th Floor
New York, New York 10281
Attention: Mr. Robert Reinhardt

Senior Vice President

Re:	Waiver and Other Agreements

Dear Robert:

Reference is made to that certain letter regarding the exchange of shares of Centerline Holding Company (the “Company”), dated February 26, 2010, by and among each of the entities listed on Schedule I (collectively, the “Holders” and each, a “Holder”) and the Company, a copy of which is attached hereto as Exhibit A (the “Letter”). Reference is also made to that certain Lock-Up Agreement, dated February 26, 2010, by and among the Company, certain of the Holders, Merrill Lynch Community Development Company, L.L.C., and Bank of America, N.A., as successor by merger to Merrill Lynch Bank & Trust Co., FSB, a copy of which is attached hereto as Exhibit B (the “Lock-Up Agreement”). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter.

This letter shall confirm the following:

2.	Pursuant to Section 3 of the Letter, the Company granted to the Holders the MFN. The Company hereby notifies the Holders that it:

a.	has previously entered into a settlement agreement with Citizens Bank & Trust Company (“Citizens”) in the form attached hereto as Exhibit C-1 (the “Citizens Settlement Agreement”);

b.	desires to enter into a an settlement agreement with TD Bank (f/k/a Commerce Bank/North) (“TD”) to settle claims under a previously entered into option agreement on terms to be agreed upon by the Company and TD (the “TD Settlement Agreement”); and

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c.	has previously entered into a redemption agreement with M&T Bank (successor to Wilmington Trust), a copy of which is attached hereto as Exhibit C-2 (the “M&T Redemption Agreement” and, together with the Citizens Settlement and TD Settlement Agreement, the “Agreements”) with respect to which the Company previously provided the Holders with a term sheet.

3.	The terms of the Agreements may be deemed to be Additional Benefits. In addition, Section 2 of the Letter provides the Holders with certain anti-dilution rights (the “Anti-Dilution Rights”). By signing this letter and in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each Holder hereby agree as follows:

a.	on the date hereof, the Company shall pay a cash fee of $631,500 to Bank of America, N.A. by wire transfer pursuant to the wire instructions attached hereto as Exhibit D; and

b.	each Holder:

i.	hereby waives any rights to Additional Benefits it may have as a result of the execution, delivery and performance of the Agreements; and

ii.	shall no longer have any rights to Additional Benefits or other rights pursuant to the MFN, except that the Holders shall retain all Additional Benefits with respect to Wells Fargo Community Development Corporation and its affiliates;

c.	the Holders shall retain the Anti-Dilution Rights in accordance with their terms; and

d.	the Company and the Holders shall remain bound by the Lock-Up Agreement in accordance with its terms.

[Remainder of page intentionally left blank.]

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Please acknowledge your agreement to the terms and conditions of this letter by countersigning a copy of this letter below and returning it to the Company. This letter may be executed in counterparts each of which shall be an original and all of which taken together shall constitute one and the same letter. Any facsimile or portable document format copy hereof or signature hereon shall, for all purposes, be deemed an original.

Very truly yours,

CENTERLINE HOLDING COMPANY

		By:	/s/ Michael Larsen
Name: Michael Larsen
Title: CFO

ACCEPTED AND AGREED TO

BANK OF AMERICA, N.A.

By:	/s/ Robert A. Reinhardt

Name: Robert A. Reinhardt
Title: Senior Vice President

BANK OF AMERICA, N.A., SUCCESSOR BY MERGER TO
MBNA AMERICA (DELAWARE), N.A.

By:	/s/ Robert R. Reinhardt

Name: Robert A. Reinhardt
Title: Senior Vice President

FIA CARD SERVICES, N.A., SUCCESSOR BY MERGER TO
MBNA AMERICA BANK, N.A.

By:	/s/ Robert A. Reinhardt

Name: Robert A. Reinhardt
Title: Senior Vice President

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MERRILL LYNCH COMMUNITY DEVELOPMENT
COMPANY, L.L.C., AS SUCCESSOR IN INTEREST TO
MERRILL LYNCH BANK & TRUST CO., FSB

By:	/s/ Robert A. Reinhardt

Name: Robert A. Reinhardt
Title: Senior Vice President

MERRILL LYNCH COMMUNITY DEVELOPMENT
COMPANY, L.L.C.

By:	/s/ Robert A. Reinhardt

Name: Robert A. Reinhardt
Title: Senior Vice President

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SCHEDULE I

Bank of America, N.A.

Bank of America, N.A., successor by merger to MBNA America (Delaware), N.A.

FIA Card Services, N.A., successor by merger to MBNA America Bank, N.A.

Merrill Lynch Community Development Company, L.L.C., as successor in interest to Merrill Lynch Bank & Trust Co., FSB

Merrill Lynch Community Development Company, L.L.C.

EXHIBIT A

LETTER FROM COMPANY TO HOLDERS, DATED FEBRUARY 26, 2010

EXECUTION COPY

CENTERLINE HOLDING COMPANY

625 Madison Avenue

New York, NY 10022

February 26, 2010

Entities Listed on Schedule I
c/o Bank of America Merrill Lynch
2 World Financial Center, 36th Floor
New York, New York 10281
Attention: Mr. Michael A. Solomon
                  Senior Vice President

Re:	Exchange of Shares of Centerline Holding Company

Dear Michael:

Reference is made to each Exchange Agreement of even date herewith (each an “Exchange Agreement” and collectively, the “Exchange Agreements”) between each of the entities listed on Schedule I (collectively, the “Holders” and each, a “Holder”) and Centerline Holding Company (the “Company”) and the transactions contemplated thereby. It is a condition to each Holder entering into an Exchange Agreement that the Company and Paul, Hastings, Janofsky & Walker LLP (solely in its capacity as Escrow Agent, with respect to Section 1 below) shall have entered into this letter agreement (this “Agreement”) in favor of each Holder. Capitalized terms used herein and not defined herein shall have the meanings ascribed in the Exchange Agreements.

This shall confirm the following:

1.	Release of Escrowed Documents

The Escrow Agent agrees that it will not release the escrowed documents from escrow under Section 6(c) of the Exchange Agreements or otherwise unless the Escrow Agent shall have received a certificate, executed by a duly authorized trustee or officer of the Company, certifying that:

(a)           Upon the Transaction Closing Date, all of the Holders own collectively not less than 7.90% of all of the issued and outstanding shares of the Company on a fully diluted, as converted basis;

(b)           Upon the Transaction Closing Date, the Company’s liability in respect of all secured indebtedness does not exceed the sum of (i) $137,500,000; (ii) up to $37,000,000 of indebtedness under a revolving credit facility (including availability to issue letters of credit) and (iii) up to $100,000,000 of indebtedness under agency warehouse financing facilities (including ASAP Plus);

(c)           Upon the Transaction Closing Date, the Company has no past due monetary obligations (other than trade payables) under any contract, agreement, lease, instrument or other document to which it is a party or which is applicable to the Company or any of its assets in each case not exceeding $25,000; and

(d)          Upon the Transaction Closing Date, the Company has no liabilities in respect of any material unsecured indebtedness other than trade payables or contingent liabilities.

2.	Anti-Dilution

The Company agrees that until the expiration of the Lock-Up Period (as defined in that certain letter regarding the Lock-Up Agreement between the Company and the Holders of even date herewith): (a) the Company shall not issue additional (i) Common Shares, (ii) securities that have economic and voting rights equivalent to Common Shares or (iii) securities that are exercisable or exchangeable for, or convertible into, Common Shares or securities that have economic and voting rights equivalent to Common Shares, if any such issuance referred to in clause (i), (ii) or (iii) would cause the Holders' percentage ownership interest in the outstanding Common Shares of the Company (on a fully diluted, as exercised, exchanged and converted basis) to be less than 7.67% in the aggregate (such percentage ownership, the “Percentage Ownership”) (it is understood that the Percentage Ownership shall be calculated as if any securities that have economic and voting rights equivalent to Common Shares and any securities that are exercisable or exchangeable for, or convertible into such securities were, in fact, Common Shares); and (b) in the event of any merger, consolidation, recapitalization, reorganization or reclassification involving the Company or a sale of all or substantially all of the Company’s assets or other extraordinary transaction involving the Company, the Holder will be treated fairly, equitably and no different than every other common equityholder, including any equitable adjustment to the Holder’s Percentage Ownership in the Company (or any successor or acquiring or resulting company, whether in an asset sale, merger, triangular merger or otherwise) immediately after such transaction.

3.	Other Side Letters

The Company hereby agrees to provide to the Holders copies of all side letters or similar agreements (the “Other Agreements”) with other holders of Existing CRA Preferred Shares and the 11% Preferred Shares (collectively, “Existing Preferred Shares”) and will extend to each Holder, at its request, benefits and accommodations (the “Additional Benefits”) no less favorable (the “MFN”) than those extended to any other holder of Existing Preferred Shares (the “Other Holders”); provided, however, that no Holder shall be entitled to the MFN with respect to Additional Benefits requested by any Other Holder if (i) such Additional Benefits would give such Holder an unfair windfall or advantage because such Holder is combining benefits awarded to different Other Holders (and, if applicable, to such Holder pursuant to this Agreement) in Other Agreements with respect to the same category of benefits, but in such event the Company will give such Holder the opportunity to elect which benefit it will receive; or (ii) such Additional Benefits were given to the Other Holder to reflect legal requirements to which such Other Holder is subject if such legal requirements are not applicable to such Holder.

[signature pages follow]

No further action shall be required for these terms to become effective.

Very truly yours,

CENTERLINE HOLDING COMPANY

		By:	/s/ Marc D. Schnitzer
Name: Marc D. Schnitzer
Title: President & CEO

ACKNOWLEDGED AND ACCEPTED:

BANK OF AMERICA, N.A.

By:	/s/ James W. Feild
Name: James W. Feild
Title: Senior Vice President

BANK OF AMERICA, N.A., SUCCESSOR BY MERGER
TO MBNA AMERICA (DELAWARE), N.A.

By:	/s/ James W. Feild
Name: James W. Feild
Title: Senior Vice President

FIA CARD SERVICES, N.A., SUCCESSOR BY MERGER
TO MBNA AMERICA BANK, N.A.

By:	/s/ James W. Feild
Name: James W. Feild
Title: Senior Vice President

MERRILL LYNCH COMMUNITY DEVELOPMENT
COMPANY, L.L.C., AS SUCCESSOR IN INTEREST TO
MERRILL LYNCH, BANK & TRUST CO., F.S.B.

By:	/s/ James W. Feild
Name: James W. Feild
Title: Senior Vice President

[Signature Page to Side Letter]

MERRILL LYNCH COMMUNITY DEVELOPMENT
COMPANY, L.L.C.

By:	/s/ Michael A. Solomon
Name: Michael A. Solomon
Title: FVP

ACKNOWLEDGED AND ACCEPTED
SOLELY WITH RESPECT TO SECTION 1:

PAUL, HASTINGS, JANOFSKY & WALKER LLP,
AS ESCROW AGENT

By:	/s/ Mark Schonberger
Name: Mark Schonberger
Title: Partner

[Signature Page to Side Letter]

SCHEDULE I

Signatories

Bank of America, N.A.

Bank of America, N.A., successor by merger to MBNA America (Delaware), N.A.

FIA Card Services, N.A., successor by merger to MBNA America Bank, N.A.

Bank of America, N.A., successor by merger to Merrill Lynch Bank & Trust co., FSB, as successor in interest to Merrill Lynch, Pierce, Fenner & Smith, Inc.

Merrill Lynch Community Development Company, L.L.C., as successor in interest to Merrill Lynch, Pierce, Fenner & Smith, Inc.

EXHIBIT B

LOCK-UP AGREEMENT, DATED FEBRUARY 26, 2010

Lock-up Agreement – Bank of America

CENTERLINE HOLDING COMPANY

625 Madison Avenue

New York, NY 10022

February 26, 2010

Entities Listed on Schedule I
c/o Bank of America Merrill Lynch
2 World Financial Center, 36th Floor
New York, New York 10281
Attention: Mr. Michael A. Solomon
                  Senior Vice President

Re:	Centerline Holding Company Shares — Lock-Up Agreement

Dear Michael:

This letter agreement (this “Agreement”) is being delivered to you in connection with the restructuring of Centerline Holding Company (the “Company”) and its subsidiaries pursuant to which the Company will enter into (i) a purchase and sale agreement, by and among Island C-III Capital Partners LLC (“Newco”), on the one hand, and the Company and certain of its subsidiaries, on the other hand, resulting in the acquisition by Newco of the Company’s assets comprising the former ARCap Investors LLC business, certain other assets of the Company and newly issued Special Series A Shares representing an approximately twenty percent (20%) fully diluted ownership interest in the Company, for an aggregate purchase price equal to (a) approximately $50,000,000 in cash and (b) the assumption of approximately $60,000,000 of the Company’s senior secured debt obligations (the “Island Sale”) and (ii) various agreements with certain of its lenders, creditors and claimants to restructure certain of its other outstanding debt obligations and a management agreement with an affiliate of Newco pursuant to which such affiliate will provide executive management services to the Company (the “Restructuring”, and together with the Island Sale, the “Transaction”). The effective date of the Island Sale is hereinafter referred to as the “Transaction Closing Date”.

As a condition to consummating the Transaction, the Company must enter into certain protective measures to prevent the Company from experiencing an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). If such an “ownership change” were to occur, the ability of certain corporate subsidiaries of the Company to use net operating losses and certain other tax attributes (collectively, the Company group’s “NOLs”) for federal income tax purposes could be substantially limited or lost altogether. The Company views its subsidiaries’ NOLs as a valuable asset of the Company, which is likely to inure to the benefit of the Company and its shareholders, and the Company believes that it is in the best interests of the Company and its shareholders to take measures to preserve such NOLs. The ability of the Company and its subsidiaries to preserve its NOLs is also a valuable benefit to each existing shareholder of the Company, who thereby also benefit from this Agreement.

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In connection therewith, the Company must enter into that certain Tax Benefit Preservation Plan effective as of the Transaction Closing Date(the “NOL Preservation Plan”), substantially in the form attached hereto as Exhibit A. As a further protective measure, the Company must enter into “lock-up agreements” with certain holders (the “Existing Holders” and each an “Existing Holder”) of shares of beneficial interest in the Company, options or warrants to acquire such shares in the Company and securities convertible into such shares, and any shares of the Company into which such shares are convertible or exchangeable into (collectively, the “Shares”), each of which, together with its Affiliates and Associates owns four and three-quarters percent (4.75%) or more of the Shares outstanding as of the Transaction Closing Date, or in certain circumstances, convertible or exercisable into Shares, together with any Affiliates and Associates of such holder. For the purposes of this Agreement, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of the NOL Preservation Plan, and to the extent not included within the foregoing clause, shall also include, with respect to any Existing Holder, any other person or entity (other than an Exempt Person (as defined in the NOL Preservation Plan) or an Existing Holder) whose Shares would be deemed constructively owned by such person or entity for the purposes of Section 382 of the Code and Treasury Regulations promulgated thereunder; provided, however, that (i) a person or entity shall not be deemed to be the Affiliate or Associate of another person or entity solely because either or both persons or entities are or were directors of the Company and (ii) no Exempt Person shall be considered an Affiliate or Associate of the Company or any of the Company’s subsidiaries.

The entities listed on Schedule I are Existing Holders.

In consideration of the value of the Company’s NOLs to the Existing Holders and the Company’s adoption of the NOL Preservation Plan, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Existing Holders, intending to be legally bound, hereby agrees as follows:

1.	General. Except as specifically set forth in this Agreement, for a period of three (3) years commencing on the Transaction Closing Date (the “Lock-Up Period”), no Existing Holder will, directly or indirectly, (1) offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition of), or permit any of the foregoing with respect to the legal, record or beneficial ownership of the Shares which are presently owned by such Existing Holder, (2) pledge, hypothecate or grant a security interest or otherwise offer as collateral for any obligation that could result in the transfer, disposition or assignment of the Shares, or (3) enter into any swap or other derivative contract or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares, other securities, cash or otherwise (any of the foregoing, a “Transfer”).

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2.	Permitted Transfers. Notwithstanding the foregoing, during the Lock-Up Period, each Existing Holder may Transfer all or any portion of its Shares to an Affiliate or Associate in a manner that is not treated as a transfer to a separate owner under Treas. Reg. §1.382-2T, provided that, as a condition to the effectiveness of such Transfer, the transferee enters into a joinder agreement in substantially the form attached hereto as Exhibit B pursuant to which such transferee shall agree to be bound by the terms of this Agreement.

3.	Restriction on Acquisition of Additional Shares. Each Existing Holder agrees not to acquire, directly or indirectly, any additional Shares during the Lock-Up Period by any means, including, without limitation, by direct purchase, exchange or acquisition of any ownership interest in an entity that owns Shares; provided, however, that each Existing Holder may acquire Shares during the Lock-Up Period if prior to such proposed acquisition and continuing to the time of such proposed acquisition, such Existing Holder has reduced its ownership of Shares, such as through sales permitted with the consent of the Company (which can be withheld in the sole discretion of the Company), to an amount that, after adding such proposed additional Shares to be acquired, shall result in total ownership of Shares by such Existing Holder that is less than the number of Shares such Existing Holder owns on the Transaction Closing Date. If the Company becomes aware of the intent of an Existing Holder to acquire an entity that owns Shares, the Company shall promptly give such Existing Holder notice thereof, which shall include the number and type of Shares owned by such entity. Such notice shall be sent to such Existing Holder in accordance with Section 8(a), to Bank of America, N.A., Mail Code:mo1-800-11-10, Bank of America Plaza, 800 Market Street, St. Louis, MO 63101-2510, Attention: Global Commercial Banking Legal Department.

4.	Change in Existing Holder Ownership. Each Existing Holder agrees to be bound by the provisions of the NOL Preservation Plan and to take such action as the Company may reasonably request, including, without limitation, dilution of its shares or an exchange of shares for a different class, in the event of any change in the ownership of such Existing Holder which would result in a “testing date” for the Company under Code Section 382. Each Existing Holder will promptly notify the Company as soon as it becomes aware of any potential changes to its ownership which, if consummated, could result in a “testing date” for the Company.

5.	Representations and Warranties of the Existing Holder. Each Existing Holder hereby represents and warrants to the Company, severally and not jointly, as of the Transaction Closing Date that:

a.	Due Organization; Good Standing. The Existing Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

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b.	Authority; Enforceability; Corporate and Other Proceedings. The Existing Holder has the requisite power and authority to execute and deliver this Agreement and to carry out transactions contemplated hereby, and this Agreement has been duly authorized, executed and delivered by the Existing Holder and constitutes the valid and binding obligation of the Existing Holder, enforceable against the Existing Holder in accordance with its terms, except as the enforceability thereof may be subject to or limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors and (b) general equitable principles, regardless of whether enforcement is sought in a proceeding at law or in equity.

c.	Title to Shares.

i.	The Existing Holder (or its Affiliate or Associate, if applicable) is the beneficial owner of the Shares set forth across from the Existing Holder’s name (or its Affiliate’s or Associate’s name, if applicable) on Schedule I hereto, free and clear of all liens (statutory or otherwise), mortgages, pledges, assessments, security interests, leases, adverse claims, levies, or other encumbrances or restrictions of whatever nature.

ii.	Other than the Shares set forth on Schedule I hereto, neither the Existing Holder nor any of its Affiliates or Associates owns or holds, within the meaning of Code Section 382, any other Shares.

d.	Absence of Defaults. The execution, delivery and performance of this Agreement by the Existing Holder and the consummation of the transactions contemplated hereby will not violate (i) any provision of applicable law applicable to the Holder, (ii) any provision of the Existing Holder’s organizational documents, or (iii) any order, judgment, injunction, determination, award or decree of any court or other governmental agency applicable to the Existing Holder or its assets.

e.	No Conflicts. The execution, delivery and performance of this Agreement by the Existing Holder and the consummation of the transactions contemplated hereby will not conflict with or require the consent of any other person or entity under (other than consents received on or prior to the Transaction Closing Date in connection with the Transaction) any material agreement, document, instrument, or any organizational document, or any judgment, decree, order, law, statute, rule or regulation, applicable to the Existing Holder.

f.	Consents. The Existing Holder is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency in connection with or as a condition to the performance by the Existing Holder of this Agreement.

6.	Representations and Warranties of the Company. The Company hereby represents and warrants to each Existing Holder as of the Transaction Closing Date that:

a.	Due Organization; Good Standing. The Company is duly created, validly existing and in good standing as a statutory trust under the laws of the State of Delaware.

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b.	Authority; Enforceability; Corporate and Other Proceedings. The Company has the requisite trust power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by each Existing Holder) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to or limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors and (ii) general equitable principles, regardless of whether enforcement is sought in a proceeding at law or in equity.

c.	Absence of Defaults. The execution, delivery and performance of this Agreement by the Company and the other transactions contemplated hereby will not (i) violate any provision of applicable law, (ii) violate any provisions of the Company’s Second Amended and Restated Trust Agreement, dated as of November 17, 2003, as amended by Amendment No. 1 thereto, dated as of September 20, 2005, as further amended by Amendment No. 2 thereto, dated as of November 30, 2005, as further amended by Amendment No. 3 thereto, dated as of June 13, 2006, and as further amended by Amendment No. 4 thereto, dated as of April 2, 2007 (collectively, the “Trust Agreement”), or the Fifth Amended and Restated Bylaws of the Company (as amended, the “Company Bylaws”) or (iii) violate any order, judgment, injunction, determination, award or decree of any court or other governmental agency applicable to the Company or its assets.

d.	No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, violate any provision of or require the consent of any other person or entity under (other than consents received on or prior to the Transaction Closing Date in connection with the Transaction) any material lease or agreement of the Company pursuant to any material agreement, document, instrument, or any organizational document, or any judgment, decree, order, law, statute, rule or regulation, applicable to the Company.

e.	Consents. The Company is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency in connection with or as a condition to the performance of this Agreement, except those that will have been obtained as of the Transaction Closing Date.

7.	Remedies. Each Existing Holder and the Company acknowledge and agree that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. To the fullest extent permitted by law, it is accordingly agreed that (a) the parties hereto shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other parties hereto without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity, (b) the Company shall not record or otherwise recognize any purported Transfer in violation of this Agreement, and (c) no purported transferee of a Transfer made in violation of this Agreement shall be entitled to any rights as an owner of Shares including, without limitation, the right to vote, receive dividends or distributions or any allocable or distributive share of any tax item of the Company.

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8.	Miscellaneous.

a.	Notice. Any notice or other communication under this Agreement shall be deemed duly given when (i) delivered personally to a party hereto, (ii) one business day after being sent to a party hereto by reputable overnight courier service (charges prepaid), or (iii) four business days after being mailed to a party hereto by certified or registered mail, return receipt requested and postage prepaid; in each case, addressed to such party hereto at the address sett forth on the first page of this Agreement (or at such other address as a party hereto may specify by notice to the other parties hereto in accordance with this section).

b.	Entire Agreement; Amendments. This Agreement (including any schedules and exhibits hereto) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the parties hereto, written or oral. The terms of this Agreement shall not be modified or amended except by subsequent written agreement of the parties hereto.

c.	Termination.

i.	This Agreement shall be of no force and effect if the Transaction Closing Date has not occurred on or before May 30, 2010.

ii.	If the Transaction Closing Date has occurred on or before May 30, 2010, then this Agreement shall terminate upon the expiration of the Lock-Up Period.

d.	Counterparts; Facsimile; PDF. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Any facsimile or portable document format copies hereof or signature hereon shall, for all purposes, be deemed originals.

e.	Waiver. To the fullest extent permitted by law, no waiver by one of the parties hereto of another party’s breach of any term, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition of this Agreement. To the fullest extent permitted by law, no failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise set forth herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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f.	Choice of Law; Forum Selection. This Agreement shall be construed, interpreted and the rights of the parties hereto determined in accordance with the laws of the State of Delaware without reference to the choice of laws provisions thereof. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. §2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii)(A) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if serviced upon such party personally within the State of Delaware.

g.	Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY SCHEDULE HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

h.	Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision of this Agreement is held to be unlawful, invalid or unenforceable by a court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties hereto.

i.	Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

j.	No Third Party Beneficiaries. This Agreement is not intended and shall not be construed to confer upon any person or entity other than the parties hereto (and permitted transferees including without limitation by operation of law) any rights or remedies hereunder.

k.	Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under any United States federal, state or local statute, law, ordinance, regulation, rule, code order or other requirement or rule of law, and execute and deliver such documents and other instruments, as may be required to carry out the provisions of this Agreement and effect the transactions contemplated by this Agreement.

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l.	Headings; References; Interpretation. The headings contained in this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning or interpretation of any of the terms or provisions of this Agreement. The references herein to Sections, Schedules and Exhibits, unless otherwise indicated, are references to sections, schedules and exhibits to this Agreement. Whenever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural number, all words in the plural number shall extend to and include the singular number, and all words in any gender shall extend to and include all genders. To the fullest extent permitted by law, this Agreement shall be construed without regard to any presumption or rule requiring construction against the party drafting or causing this instrument to be drafted.

[Signature Page Follows]

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Very truly yours,

CENTERLINE HOLDING COMPANY

By:	/s/ Marc D. Schnitzer
Name:
Title:

ACKNOWLEDGED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

BANK OF AMERICA, N.A.

By:	/s/ James W. Feild
	Name:	James W. Feild
	Title:	Senior Vice President

BANK OF AMERICA, N.A., as a successor-by-merger to
MERRILL LYNCH BANK & TRUST CO., FSB

By:	/s/ James W. Feild
	Name:	James W. Feild
	Title:	Senior Vice President

FIA CARD SERVICES, N.A., as successor-by-merger to
MBNA AMERICA BANK, N.A.

By:	/s/ James W. Feild
	Name:	James W. Feild
	Title:	Senior Vice President

BANK OF AMERICA, N.A. as successor-by-merger to
MBNA AMERICA (DELAWARE), N.A.

By:	/s/ James W. Feild
	Name:	James W. Feild
	Title:	Senior Vice President

MERRILL LYNCH COMMUNITY DEVELOPMENT
COMPANY, L.L.C.

By:	/s/ Michael A. Solomon
	Name:	Michael A. Solomon
	Title:	FVP

Schedule I

Name of Existing Holder (legal name of entity holding Shares)	Class of Shares	Number of Shares
Bank Of America, N.A.	4.4% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1	500,000

Bank Of America, N.A., Successor By Merger To MBNA America (Delaware), N.A..	4.4% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1	53,720

FIA Card Services, N.A., Successor By Merger To MBNA America Bank, N.A	4.4% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1	46,280

FIA Card Services, N.A., Successor By Merger To MBNA America Bank, N.A	Series A Convertible Community Reinvestment Act Preferred Shares	162,237

Bank Of America, N.A., Successor By Merger To MBNA America (Delaware), N.A..	Series A Convertible Community Reinvestment Act Preferred Shares	108,225

Bank Of America, N.A., Successor By Merger To Merrill Lynch Bank & Trust Co., F.S.B., As Successor In Interest To Merrill Lynch, Pierce, Fenner & Smith, Inc	Convertible Community Reinvestment Act Preferred Shares	707,636

Merrill Lynch Community Development Company, L.L.C., As Successor In Interest To Merrill Lynch, Pierce, Fenner & Smith, Inc	Series A Convertible Community Reinvestment Act Preferred Shares	267,809

Exhibit A

NOL Preservation Plan

[The NOL Preservation Plan is incorporated herein by reference to Exhibit 10.23 to the Company’s Current Report on Form 8-K filed with the Commission on March 11, 2010.]

Exhibit B

Joinder Agreement

JOINDER AGREEMENT TO THE LOCK-UP AGREEMENT

Reference is made to the letter agreement, dated February [●], 2010 (the “Lock-Up Agreement”), by and between Centerline Holding Company and those entities listed in Schedule I of the Lock-Up Agreement, as amended from time to time. By execution of this joinder agreement, the undersigned agrees to become a party to, and to be subject to the rights and obligations under, the Lock-Up Agreement, and shall be deemed to be an “Existing Holder” for all purposes thereunder.

Date:	[Entity]

By:
Name:
Title:

Address for Notice:

Accepted by:

CENTERLINE HOLDING COMPANY

By:
Name:
Title:

EXHIBIT C-1

CITIZENS SETTLEMENT AGREEMENT

SETTLEMENT AGREEMENT

This Settlement Agreement is entered into as of this 21st day of December, 2012 by and between Citizens Bank and Trust (“Citizens”) and Centerline Holding Company (“Centerline”) (each a “Party” and, together, the “Parties”).

WHEREAS, Citizens owns 214,247 shares of Charter Municipal Mortgage Acceptance Company Series A Convertible Community Reinvestment Act Preferred Shares (the “CRA Shares”); and

WHEREAS, the Parties entered into an option agreement as of January 1, 2008 with respect to Citizens’ CRA Shares (the “Option Agreement”); and

WHEREAS, on or about January 3, 2012, Citizens notified Centerline that it was exercising its put option with respect to all of its CRA Shares; and

WHEREAS, Centerline did not purchase Citizens’ CRA Shares; and

WHEREAS, on or about November 1, 2012, Citizens commenced an arbitration (the “Arbitration”), claiming that Centerline had breached the Option Agreement and seeking a monetary award and recovery of its attorneys’ fees and costs, among other relief; and

WHEREAS, the Parties desire to fully and finally settle their dispute so as to avoid the cost, inconvenience, and uncertainty of arbitration;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          Payment to Citizens. Centerline shall pay Citizens the total sum of $950,000 in respect of Citizens’ CRA Shares (the “Settlement Amount”). Centerline shall also pay Citizens’ attorneys’ fees with respect to the Arbitration in the total sum of $227,500 and the nonrefundable portion of Citizens’ arbitration costs in the total sum of $6,150 (together, the “Fees and Costs”). Payment of the Settlement Amount and the Fees and Costs in the total sum of $1,183,650 shall be made on or before December 27, 2012 via wire transfer of immediately available funds pursuant to the following instructions:

Bank:

ABA #:

Account Name:

Client Trust Account #:

2.          Release of Centerline. Citizens, for itself and on behalf of its current and former parent companies, subsidiaries, affiliates, predecessors, successors, and assigns, its and their current and former officers, directors, trustees, members, owners, shareholders, employees, agents, attorneys, and representatives, and their heirs, executors, and administrators, hereby forever releases and discharges Centerline, its current and former parent companies, subsidiaries, affiliates, predecessors, successors, and assigns, its and their current and former officers, directors, trustees, members, owners, shareholders, employees, agents, attorneys, and representatives, and their heirs, executors, and administrators, from any and all claims, causes of action, suits, proceedings, agreements, contracts, obligations, costs, debts, demands, and liabilities, of whatever kind, nature, or description, contingent or noncontingent, accrued or unaccrued, known or unknown, suspected or unsuspected, arising out of or relating to the Option Agreement, the CRA Shares, or the Arbitration (including, without limitation, the claims asserted in Citizens’ Statement of Claim in the Arbitration). In the event that Centerline files for bankruptcy or is involuntarily placed into bankruptcy and all or part of the payment referred to in Paragraph 1 above is required to be returned or is clawed back, the foregoing release shall be void with respect to any claim for the amount that is required to be returned or is clawed back. For the avoidance of doubt, the forgoing release shall not apply to Centerline’s obligations under this Settlement Agreement.

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3.          Waiver as to Unknown Claims. Citizens hereby waives any rights, benefits, or protections conferred by Section 1542 of the California Civil Code or any similar provision of law or common law rule. Section 1542 provides, in pertinent part:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Citizens acknowledges that facts in addition to or different from those which are now known or believed to exist may hereafter be discovered with respect to the subject matter of the released claims and that the release will remain fully enforceable notwithstanding such discovery.

4.          No Prior Assignment. Citizens represents and warrants that it has not assigned or otherwise transferred, in whole or in part, the Option Agreement, any rights thereunder, any purported claims against Centerline with respect thereto (including, without limitation, the claims asserted in Citizens’ Statement of Claim), or any interest in any of the foregoing.

5.          Termination of Option Agreement. The Option Agreement is hereby terminated.

6.          Cancellation of CRA Shares. Citizens’ CRA Shares are hereby cancelled. Citizens shall deliver the original certificate(s) representing its CRA Shares to Centerline’s counsel, Paul Hastings LLP (attn: Michael Zuppone), on or before December 27th, 2012. If the delivery of Citizens’ CRA Shares occurs before the payment referred to in Paragraph 1 above, Citizens’ counsel shall hold the CRA Shares in escrow until the payment is made.

7.          Termination of Arbitration. The Parties shall promptly file with the American Arbitration Association a Stipulation of Discontinuance in the form of Exhibit A hereto and shall take any other steps necessary to terminate the Arbitration, with prejudice. For the avoidance of doubt, aside from Centerline’s payment of the Fees and Costs pursuant to Paragraph 1 above, Citizens shall bear its own fees and costs with respect to the Arbitration.

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8.          No Admission. This Settlement Agreement shall not be deemed or construed as an admission of liability or wrongdoing on the part of either Party.

9.          No Conflict. Each Party represents and warrants that it is duly authorized to enter into and perform this Settlement Agreement and that doing so will not conflict with or violate any laws, regulations, agreements, covenants, or obligations applicable to that Party.

10.         Confidentiality. The Parties shall keep this Settlement Agreement and its terms confidential and shall not disclose them to any third party except (i) as necessary to enforce this Settlement Agreement, (ii) as required by law or regulation, (iii) with reasonable prior notice to the other Party (to the extent such notice is reasonably practicable), in compliance with a valid subpoena, document request, or similar process in the context of a legal, regulatory, or administrative proceeding, or (iv) with the prior written consent of the other Party; provided, however, that the Parties may disclose this Settlement Agreement and its terms on an as-needed basis to their respective attorneys, accountants, auditors, insurers, and financial advisors; and provided, however, that Centerline may disclose this Settlement Agreement and its terms on an as-needed basis to (i) its senior secured lenders and their attorneys and financial advisors and (ii) any third parties to which disclosure is required, in the good faith judgment of Centerline, by reason of pre-existing agreements. In making any permitted disclosure, the disclosing Party shall take reasonable steps to maintain the confidentiality of the Settlement Agreement and its terms to the extent reasonably practicable.

11.         Governing Law. This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law considerations.

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12.         Counterparts. This Settlement Agreement may be executed in counterparts, each of which shall constitute an original and which together shall constitute one and the same instrument. The exchange of signed counterparts by email or facsimile shall have the same force and effect as the exchange of original counterparts.

13.         Entire Agreement; No Oral Modification. This Settlement Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings with respect thereto. This Settlement Agreement may not be modified, except by a written agreement signed by the Parties.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the first date written above.

CITIZENS BANK AND TRUST

By:	/s/ Jon L. Appleby
Name:	Jon L. Appleby
Title:	CFO/EVP

CENTERLINE HOLDING COMPANY

By:	/s/ Michael Larsen
Name:	Michael Larsen
Title:	CFO

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EXHIBIT A

IN THE AMERICAN ARBITRATION ASSOCIATION

CITIZENS BANK AND TRUST,

Claimant,

v.	Arbitration No.: 13 512 Y 02369 12

CENTERLINE HOLDING COMPANY,

Respondent.

STIPULATION oF discontinuance

Citizens Bank and Trust and Centerline Holding Company stipulate as follows:

1.          This arbitration is hereby terminated, with prejudice and without costs or attorneys’ fees to any party (except, with regard to costs and attorneys’ fees, as otherwise provided in the parties’ Settlement Agreement).

2.          This Stipulation may be signed in counterparts, all of which together shall constitute one and the same Stipulation.

3.          An electronic signature to this Stipulation shall be treated as an original.

Dated:          December 21, 2012

HODGSON RUSS LLP		PAUL HASTINGS LLP
Attorneys for Citizens Bank and Trust		Attorneys for Centerline Holding Company

By:	/s/ Paul I. Perlman	By:	/s/ James R. Bliss
Paul I. Perlman		James R. Bliss
Reetuparna Dutta		Michael L. Zuppone
140 Pearl Street, Suite 100		75 East 55th Street
Buffalo, New York 14202		New York, New York 10022
pperlman@hodgsonruss.com		michaelzuppone@paulhastings.com
rdutta@hodgsonruss.com		jamesbliss@paulhastings.com

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EXHIBIT C-2

M&T REDEMPTION AGREEMENT

[See Exhibit (d)(11) to Amendment No. 3 to the Company’s Schedule 13E-3 filed with the SEC on February 20, 2013, to which this Exhibit is attached.]

EXHIBIT D

WELLS MFN TERMINATION AGREEMENT

CENTERLINE HOLDING COMPANY

100 Church Street, 15th Floor

New York, NY 10007

January 11, 2013

Wells Fargo Bank, N.A.

Wells Fargo Community Development Corporation

420 Montgomery Street

San Francisco, CA 94163

Attn: Tim Rafalovich

Re:	Waiver and Other Agreements

Dear Tim:

Reference is made to: (i) that certain letter regarding the exchange of shares of Centerline Holding Company (the “Company”), dated February 26, 2010, by and between Wells Fargo Bank, N.A. (the “Wells Bank Holder”) and the Company, a copy of which is attached hereto as Exhibit A (the “Wells Bank Letter”); (ii) that certain letter regarding the exchange of shares of Centerline Holding Company (the “Company”), dated February 26, 2010, by and between Wells Fargo Fargo Community Development Corporation (the “Wells CDC Holder” and, together with the Wells Bank Holder, the “Holders”) and the Company, a copy of which is attached hereto as Exhibit B (the “Wells CDC Letter”); and (iii) that certain Lock-Up Agreement, dated February 26, 2010, by and among the Company, the Wells Bank Holder and the Wells CDC Holder, a copy of which is attached hereto as Exhibit C (the “Lock-Up Agreement”). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Wells Bank Letter and the Wells CDC Letter.

This letter shall confirm the following:

4.	Pursuant to Section C of each of the Wells Bank Letter and the Wells CDC Letter, the Company granted to the Holders the MFN. The Company hereby notifies the Holders that it:

a.	has previously entered into a settlement agreement with Citizens Bank & Trust Company (“Citizens”) in the form attached hereto as Exhibit D-1 (the “Citizens Settlement Agreement”);

b.	desires to enter into a an settlement agreement with TD Bank (f/k/a Commerce Bank/North) (“TD”) to settle claims under a previously entered into option agreement on terms to be agreed upon by the Company and TD (the “TD Settlement Agreement”); and

Wells Fargo Bank, N.A.

Wells Fargo Community Development Corporation

January 11, 2013

c.	has previously entered into a redemption agreement with M&T Bank (successor to Wilmington Trust), a copy of which is attached hereto as Exhibit D-2 (the “M&T Redemption Agreement” and, together with the Citizens Settlement and TD Settlement Agreement, the “Agreements”) with respect to which (i) the Company previously provided the Holders with a term sheet and (ii) the Holders previously waived their rights to Additional Benefits.

5.	The terms of the Agreements may be deemed to be Additional Benefits. In addition, Section B of each of the Wells Bank Letter and the Wells CDC Letter provides the Holders with certain anti-dilution rights (the “Anti-Dilution Rights”). By signing this letter and in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Holders hereby agree as follows:

a.	on the date hereof, the Company shall pay a cash fee of $568,362 in the aggregate (the “Termination Fee”) to the Holders by wire transfer pursuant to the wire instructions attached hereto as Exhibit E; and

b.	each Holder:

i.	hereby waives any rights to Additional Benefits it may have as a result of the execution, delivery and performance of the Agreements; and

ii.	shall no longer have any rights to Additional Benefits or other rights pursuant to the MFN;

c.	the Holders shall retain the Anti-Dilution Rights in accordance with their terms; and

d.	the Company and the Holders shall remain bound by the Lock-Up Agreement in accordance with its terms.

3.	Representation of the Company. The Company hereby represents that the Termination Fee is proportionate to the corresponding termination fee paid to Bank of America, N.A. and its affiliates (collectively, “BofA”), based on the number of shares of the Company’s Special Series A Shares (which subsequently converted into the Company’s common shares of beneficial interest) that were issued to the Holders, on one hand, and BofA, on the other hand, in connection with the Company’s March 2010 restructuring.

[Remainder of page intentionally left blank.]

Wells Fargo Bank, N.A.

Wells Fargo Community Development Corporation

January 11, 2013

Please acknowledge your agreement to the terms and conditions of this letter by countersigning a copy of this letter below and returning it to the Company. This letter may be executed in counterparts each of which shall be an original and all of which taken together shall constitute one and the same letter. Any facsimile or portable document format copy hereof or signature hereon shall, for all purposes, be deemed an original.

Very truly yours,

CENTERLINE HOLDING COMPANY

By:	/s/ Michael Larsen
Name: Michael Larsen
Title: Chief Financial Office

ACCEPTED AND AGREED TO

WELLS FARGO BANK, N.A.

By:	/s/ Tim Rafalovich
Name: Tim Rafalovich
Title: Senior Vice President

WELLS FARGO COMMUNITY DEVELOPMENT CORPORATION

By:	/s/ Tim Rafalovich
Name: Tim Rafalovich
Title: Senior Vice President

EXHIBIT A

LETTER FROM COMPANY TO WELLS FARGO BANK, N.A.,

DATED FEBRUARY 26, 2010

EXECUTION COPY

CENTERLINE HOLDING COMPANY

625 Madison Avenue

New York, NY 10022

Wells Fargo Bank, N.A.

420 Montgomery Street

San Francisco, CA 94163

Attn: Ed Blakey

Reference is made to that certain Exchange and Consent Agreement (the “Agreement”) entered into as of February 26, 2010 by and among Centerline Holding Company (the “Company”), Wells Fargo Bank, N.A. (the “Holder”) and Paul, Hastings, Janofsky & Walker LLP, as escrow agent. All capitalized terms not defined in this letter shall have the meanings ascribed to them in the Agreement (including schedules and exhibits).

A. Notwithstanding anything in the Agreement to the contrary, the documents placed into escrow by the Holder pursuant to Section 6(b) of the Agreement shall not be released by the Escrow Agent under any circumstances unless both (i) the Release Conditions have been satisfied and (ii) each of the Company and Island Capital Group LLC deliver to the Holder and the Escrow Agent a certificate of an officer of the Company and Island Capital Group LLC, respectively, on the Transaction Closing Date certifying the following:

1. As of the Transaction Closing Date, the holders of the Existing CRA Preferred Shares and the 11% Preferred Shares (collectively, the “Existing Preferred Shares”) will own in the aggregate no less than fifty-one percent (51%) of the common equity (on a fully diluted, as-exchanged basis) of the Company.

2. As of the Transaction Closing Date, the equity securities issued to holders (including the Holder) upon exchange or reclassification of their respective Existing Preferred Shares shall be comprised only of the Special Series A Shares (with designations, powers, preferences, rights, privileges, qualifications and restrictions substantially in the form of the Special Series A COD attached as Exhibit A to the Agreement).

3. No holder of any 4.4% CRA Preferred Shares or 11% Preferred Shares shall have any separately negotiated economic or material contract or other rights with respect to their shares except as described on Schedule II to the Agreement or otherwise disclosed in writing to the Holder (including, without limitation, the Island Proposal letter which includes a description of the arrangements with Related).

4. The Transaction is being consummated in all material respects on the terms as set forth in Schedule II to the Agreement.

5. As of the Transaction Closing Date, 100% of the outstanding 4.4% CRA Preferred Shares and 100% of the 11% Preferred Shares will, as applicable, either be exchanged for, or reclassified into, Special Series A Shares.

B. The Company agrees that until the expiration of the Lock-Up Period (as defined in that certain letter regarding the Lock-Up Agreement between the Company and the Holder of even date herewith): (a) the Company shall not issue additional (i) Common Shares, (ii) securities that have economic and voting rights equivalent to Common Shares or (iii) securities that are exercisable or exchangeable for, or convertible into, Common Shares or securities that have economic and voting rights equivalent to Common Shares, if any such issuance referred to in clause (i), (ii) or (iii) would cause the Holder’s percentage ownership interest in the outstanding Common Shares of the Company (on a fully diluted, as exercised, exchanged and converted basis) to be less than 0.77% in the aggregate (such percentage ownership, the “Percentage Ownership”) (it is understood that the Percentage Ownership shall be calculated as if any securities that have economic and voting rights equivalent to Common Shares and any securities that are exercisable or exchangeable for, or convertible into such securities were, in fact, Common Shares); and (b) in the event of any merger, consolidation, recapitalization, reorganization or reclassification involving the Company or a sale of all or substantially all of the Company’s assets or other extraordinary transaction involving the Company, the Holder will be treated fairly, equitably and no different than every other common equityholder, including any equitable adjustment to the Holder’s Percentage Ownership in the Company (or any successor or acquiring or resulting company, whether in an asset sale, merger, triangular merger or otherwise) immediately after such transaction.

C. The Company hereby agrees to provide to the Holder copies of all side letters or similar agreements (the “Other Agreements”) with other holders of Existing CRA Preferred Shares and the 11% Preferred Shares (collectively, “Existing Preferred Shares”) and will extend to each Holder, at its request, benefits and accommodations (the “Additional Benefits”) no less favorable (the “MFN”) than those extended to any other holder of Existing Preferred Shares (the “Other Holders”); provided, however, that no Holder shall be entitled to the MFN with respect to Additional Benefits requested by any Other Holder if (i) such Additional Benefits would give such Holder an unfair windfall or advantage because such Holder is combining benefits awarded to different Other Holders (and, if applicable, to such Holder pursuant to this Agreement) in Other Agreements with respect to the same category of benefits, but in such event the Company will give such Holder the opportunity to elect which benefit it will receive; or (ii) such Additional Benefits were given to the Other Holder to reflect legal requirements to which such Other Holder is subject if such legal requirements are not applicable to such Holder.

D. Notwithstanding anything in the Agreement to the contrary, the Escrow Agent undertakes to perform such duties as are expressly set forth herein. To the fullest extent permitted by law, the Escrow Agent shall have no liability to the Company or the Holder under any agreement other than this letter agreement and the Agreement. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Company or the Holder.

[signature page follows]

This letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Please acknowledge your agreement with the above terms by signing below where indicated.

Centerline Holding Company

By:	/s/ Marc D. Schnitzer
Name: Marc D. Schnitzer
Title: President & CEO

ACKNOWLEDGED AND AGREED TO:

WELLS FARGO BANK, N.A., AS SUCCESSOR IN INTEREST TO WACHOVIA BANK, N.A. (FORMERLY KNOWN AS WESTERN FINANCIAL BANK, N.A.)

By:	/s/ Robert D. Taylor
Name: Robert D. Taylor
Title: Senior Vice President

Dated: February 26, 2010

ACKNOWLEDGED AND AGREED TO:

PAUL, HASTINGS, JANOFSKY & WALKER LLP,
AS ESCROW AGENT

By:	/s/ Joseph P. Opich
Name:
Title: Partner

Dated: February 27, 2010

EXHIBIT B

LETTER FROM COMPANY TO WELLS FARGO

COMMUNITY DEVELOPMENT CORPORATION,

DATED FEBRUARY 26, 2010

EXECUTION COPY

CENTERLINE HOLDING COMPANY

625 Madison Avenue

New York, NY 10022

Wells Fargo Community Development Corporation

401 B Street, Suite 304A

San Diego, CA 92101

Reference is made to that certain Exchange and Consent Agreement (the “Agreement”) entered into as of February 26, 2010 by and among Centerline Holding Company (the “Company”), Wells Fargo Community Development Corporation (the “Holder”) and Paul, Hastings, Janofsky & Walker LLP, as escrow agent. All capitalized terms not defined in this letter shall have the meanings ascribed to them in the Agreement (including schedules and exhibits).

A. Notwithstanding anything in the Agreement to the contrary, the documents placed into escrow by the Holder pursuant to Section 6(b) of the Agreement shall not be released by the Escrow Agent under any circumstances unless both (i) the Release Conditions have been satisfied and (ii) each of the Company and Island Capital Group LLC deliver to the Holder and the Escrow Agent a certificate of an officer of the Company and Island Capital Group LLC, respectively, on the Transaction Closing Date certifying the following:

1. As of the Transaction Closing Date, the holders of the Existing CRA Preferred Shares and the 11% Preferred Shares (collectively, the “Existing Preferred Shares”) will own in the aggregate no less than fifty-one percent (51%) of the common equity (on a fully diluted, as-exchanged basis) of the Company.

2. As of the Transaction Closing Date, the equity securities issued to holders (including the Holder) upon exchange or reclassification of their respective Existing Preferred Shares shall be comprised only of the Special Series A Shares (with designations, powers, preferences, rights, privileges, qualifications and restrictions substantially in the form of the Special Series A COD attached as Exhibit A to the Agreement).

3. No holder of any 4.4% CRA Preferred Shares or 11% Preferred Shares shall have any separately negotiated economic or material contract or other rights with respect to their shares except as described on Schedule II to the Agreement or otherwise disclosed in writing to the Holder (including, without limitation, the Island Proposal letter which includes a description of the arrangements with Related).

4. The Transaction is being consummated in all material respects on the terms as set forth in Schedule II to the Agreement.

5. As of the Transaction Closing Date, 100% of the outstanding 4.4% CRA Preferred Shares and 100% of the 11% Preferred Shares will, as applicable, either be exchanged for, or reclassified into, Special Series A Shares.

B. The Company agrees that until the expiration of the Lock-Up Period (as defined in that certain letter regarding the Lock-Up Agreement between the Company and the Holder of even date herewith): (a) the Company shall not issue additional (i) Common Shares, (ii) securities that have economic and voting rights equivalent to Common Shares or (iii) securities that are exercisable or exchangeable for, or convertible into, Common Shares or securities that have economic and voting rights equivalent to Common Shares, if any such issuance referred to in clause (i), (ii) or (iii) would cause the Holder’s percentage ownership interest in the outstanding Common Shares of the Company (on a fully diluted, as exercised, exchanged and converted basis) to be less than 6.12% in the aggregate (such percentage ownership, the “Percentage Ownership”) (it is understood that the Percentage Ownership shall be calculated as if any securities that have economic and voting rights equivalent to Common Shares and any securities that are exercisable or exchangeable for, or convertible into such securities were, in fact, Common Shares); and (b) in the event of any merger, consolidation, recapitalization, reorganization or reclassification involving the Company or a sale of all or substantially all of the Company’s assets or other extraordinary transaction involving the Company, the Holder will be treated fairly, equitably and no different than every other common equityholder, including any equitable adjustment to the Holder’s Percentage Ownership in the Company (or any successor or acquiring or resulting company, whether in an asset sale, merger, triangular merger or otherwise) immediately after such transaction.

C. The Company hereby agrees to provide to the Holder copies of all side letters or similar agreements (the “Other Agreements”) with other holders of Existing CRA Preferred Shares and the 11% Preferred Shares (collectively, “Existing Preferred Shares”) and will extend to each Holder, at its request, benefits and accommodations (the “Additional Benefits”) no less favorable (the “MFN”) than those extended to any other holder of Existing Preferred Shares (the “Other Holders”); provided, however, that no Holder shall be entitled to the MFN with respect to Additional Benefits requested by any Other Holder if (i) such Additional Benefits would give such Holder an unfair windfall or advantage because such Holder is combining benefits awarded to different Other Holders (and, if applicable, to such Holder pursuant to this Agreement) in Other Agreements with respect to the same category of benefits, but in such event the Company will give such Holder the opportunity to elect which benefit it will receive; or (ii) such Additional Benefits were given to the Other Holder to reflect legal requirements to which such Other Holder is subject if such legal requirements are not applicable to such Holder.

D. Notwithstanding anything in the Agreement to the contrary, the Escrow Agent undertakes to perform such duties as are expressly set forth herein. To the fullest extent permitted by law, the Escrow Agent shall have no liability to the Company or the Holder under any agreement other than this letter agreement and the Agreement. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Company or the Holder.

[signature page follows]

This letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Please acknowledge your agreement with the above terms by signing below where indicated.

Centerline Holding Company

By:	/s/ Marc D. Schnitzer
Name: Marc D. Schnitzer
Title: President & CEO

ACKNOWLEDGED AND AGREED TO:

Wells Fargo Community Development Corporation

By:	/s/ Robert D. Taylor
Name: Robert D. Taylor
Title: President

Dated: February 26, 2010

ACKNOWLEDGED AND AGREED TO:

PAUL, HASTINGS, JANOFSKY & WALKER LLP,
AS ESCROW AGENT

By:	/s/ Joseph P. Opich
Name:
Title: Partner

Dated: February 27, 2010

EXHIBIT C

LOCK-UP AGREEMENT, DATED FEBRUARY 26, 2010

Execution Version

CENTERLINE HOLDING COMPANY

625 Madison Avenue

New York, New York 10022

As of February 26, 2010

Wells Fargo Bank, N.A.

Wells Fargo Community Development Corporation

420 Montgomery Street

San Francisco, CA 94163

Attn: Ed Blakey

Re:	Centerline Holding Company Shares — Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is being delivered to you in connection with the restructuring of Centerline Holding Company (the “Company”) and its subsidiaries pursuant to which the Company will enter into (i) a purchase and sale agreement, by and among a subsidiary of Island C-III Holdings LLC (“Newco”), on the one hand, and the Company and certain of its subsidiaries, on the other hand, resulting in the acquisition by Newco of the Company’s assets comprising the former ARCap Investors LLC business, certain other assets of the Company and newly-issued Special Series A Shares representing an approximately twenty percent (20%) fully diluted ownership interest in the Company, for an aggregate purchase price equal to (a) approximately $50,000,000 in cash and (b) the assumption of approximately $60,000,000 of the Company’s senior secured debt obligations (the “Island Sale”) and (ii) various agreements with certain of its lenders, creditors and claimants to restructure certain of its other outstanding debt obligations and a management agreement with an affiliate of Newco pursuant to which such affiliate will provide executive management services to the Company (the “Restructuring”, and together with the Island Sale, the “Transaction”). The effective date of the Island Sale is hereinafter referred to as the “Transaction Closing Date”.

As a condition to consummating the Transaction, the Company must enter into certain protective measures to prevent the Company from experiencing an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). If such an “ownership change” were to occur, the ability of certain corporate subsidiaries of the Company to use net operating losses and certain other tax attributes (collectively, the Company group’s “NOLs”) for federal income tax purposes could be substantially limited or lost altogether. The Company views its subsidiaries’ NOLs as a valuable asset of the Company, which is likely to inure to the benefit of the Company and its shareholders, and the Company believes that it is in the best interests of the Company and its shareholders to take measures to preserve such NOLs. The ability of the Company and its subsidiaries to preserve NOLs is also a valuable benefit to each existing shareholder of the Company, who thereby also benefit from this Agreement.

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In connection therewith, the Company must enter into that certain Tax Benefit Preservation Plan, between the Company and a rights agent, effective as of the Transaction Closing Date (the “NOL Preservation Plan”), substantially in the form attached hereto as Exhibit A. As a further protective measure, the Company must enter into “lock-up agreements” with certain holders (the “Existing Holders” and each an “Existing Holder”) of shares of beneficial interest in the Company, options or warrants to acquire such shares in the Company, securities convertible into such shares and any shares of the Company into which such shares are convertible or exchangeable into (collectively, the “Shares”), each of which, together with its Affiliates and Associates, owns four and three-quarters percent (4.75%) or more of the Shares outstanding as of the Transaction Closing Date, together with any Affiliates and Associates of such holder. For the purposes of this Agreement, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of the NOL Preservation Plan, and to the extent not included within the foregoing clause, shall also include, with respect to any Existing Holder, any other person or entity (other than an Exempt Person (as defined in the NOL Preservation Plan) or an Existing Holder) whose Shares would be deemed constructively owned by such person or entity for the purposes of Section 382 of the Code and Treasury Regulations promulgated thereunder; provided, however, that (i) a person or entity shall not be deemed to be the Affiliate or Associate of another person or entity solely because either or both persons or entities are or were directors of the Company and (ii) no Exempt Person shall be considered an Affiliate or Associate of the Company or any of the Company’s subsidiaries.

Wells Fargo Bank, N.A. and Wells Fargo Community Development Corporation are Existing Holders.

In consideration of the value of the Company’s NOLs to the Existing Holders and the Company’s adoption of the NOL Preservation Plan, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Existing Holder, intending to be legally bound, hereby agrees as follows:

1.	General. Except as specifically set forth in this Agreement, for a period ending on the earlier to occur of (x) the three (3) year anniversary of the Transaction Closing Date and (y) the date on which an ownership change within the meaning of Treas. Reg. § 1.382-2T first occurs (the “Lock-Up Period”), the Existing Holders will not, directly or indirectly, (1) offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition of), or permit any of the foregoing with respect to the legal, record or beneficial ownership of the Shares owned by each of the Existing Holders, (2) pledge, hypothecate or grant a security interest or otherwise offer as collateral for any obligation that could result in the transfer, disposition or assignment of the Shares, or (3) enter into any swap or other derivative contract or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares, other securities, cash or otherwise (any of the foregoing, a “Transfer”).

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2.	Permitted Transfers. Notwithstanding the foregoing, during the Lock-Up Period, the Existing Holders may Transfer all or any portion of their Shares (i) to an Affiliate or Associate in a manner that is not treated as a transfer to a separate owner under Treas. Reg. §1.382-2T during the Lock-Up Period, provided that, as a condition to the effectiveness of such Transfer, the transferee enters into a joinder agreement in substantially the form attached hereto as Exhibit B pursuant to which such transferee shall agree to be bound by the terms of this Agreement, (ii) in a manner that is not treated as a transfer of ownership for Federal income tax purposes during the Lock-Up Period, or (iii) to a transferee which, after such transfer owns, together with its Affiliates and Associates, less than four and three-quarters percent (4.75%) of the Shares outstanding so long as such Transfer does not result in (A) the creation of a new public group within the meaning of Treasury Reg. §1.382-2T(f)(13) or (B) an increase in the percentage ownership of the Shares of the Company by an existing public group. Notwithstanding anything to the contrary set forth herein, nothing in this Agreement or the NOL Preservation Plan shall prevent each Existing Holder, their Associates or Affiliates from entering into or engaging in transactions or Transfers on behalf of third parties as a broker, dealer, agent or nominee.

3.	Restriction on Acquisition of Additional Shares. The Existing Holders agrees not to acquire, directly or indirectly, any additional Shares during the Lock-Up Period for their own account or that of an Affiliate or Associate by any means, including, without limitation, by direct purchase, exchange or acquisition of any ownership interest in an entity that owns Shares; provided, however, that (i) each Existing Holder may acquire Shares for its own account during the Lock-Up Period by direct purchase or exchange, or by acquisition of an ownership interest in an entity that owns Shares to the extent that such acquisition, ownership or constructive ownership, under Section 382(l)(3)(A) of the Code, of such Shares does not increase the aggregate increases in percentage ownership of the Company as measured for purposes of Section 382(g)(1) of the Code on any testing date occurring during the Lock-Up Period, and (ii) each Existing Holder may acquire Shares for its own account during the Lock-Up Period if prior to such proposed acquisition and continuing to the time of such proposed acquisition, Existing Holders have reduced their ownership of Shares, such as through sales permitted with the consent of the Company (which can be withheld in the reasonable discretion of the Company), to an amount that, after adding such proposed additional Shares to be acquired, shall result in total ownership of Shares by the Existing Holders for their own account that is less than the number of Shares the Existing Holders owns for their own account on the Transaction Closing Date. Notwithstanding anything to the contrary set forth herein, nothing in this Agreement or the NOL Preservation Plan shall prevent each Existing Holder, its Associates or its Affiliates from entering into or engaging in transactions or Transfers on behalf of third parties as a broker, dealer, agent or nominee.

4.	Each Existing Holder agrees to be bound by the provisions of the NOL Preservation Plan. Each Existing Holder will promptly notify the Company as soon as it becomes aware of any potential changes to its ownership which, if consummated, would result in a “testing date” for the Company.

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5.	Representations and Warranties of the Existing Holder. Each Existing Holder hereby represents and warrants to the Company as of the Transaction Closing Date that:

a.	Due Organization; Good Standing. Each Existing Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

b.	Authority; Enforceability; Corporate and Other Proceedings. Each Existing Holder has the requisite power and authority to execute and deliver this Agreement and to carry out transactions contemplated hereby, and this Agreement has been duly authorized, executed and delivered by the Existing Holder and (assuming the due authorization, execution and delivery by the Company) constitutes the legal, valid and binding obligation of the Existing Holder, enforceable against such holder in accordance with its terms, except as the enforceability thereof may be subject to or limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors and (b) general equitable principles, regardless of whether enforcement is sought in a proceeding at law or in equity.

c.	Title to Shares.

i.	The Existing Holders (or its Affiliate or Associate, if applicable) own and possess good and valid title to all of the shares set forth across from each Existing Holder’s name (or its Affiliate’s or Associate’s name, if applicable) on Schedule I hereto.

ii.	Other than the shares set forth on Schedule I hereto, neither the Existing Holders, nor, to their knowledge, any of its Affiliates or Associates, owns or holds for its own account, within the meaning of Code Section 382, any other Shares.

d.	Absence of Defaults. The execution, delivery and performance of this Agreement by the Existing Holder and the consummation of transactions contemplated hereby will not violate (i) any provision of applicable law, (ii) any provision of the Existing Holders’ organizational documents or governing instruments, or (iii) any order, judgment, injunction, determination, award or decree of any court or other governmental agency applicable to the Existing Holders or its assets.

e.	No Conflicts. The execution, delivery and performance of this Agreement by the Existing Holder and the consummation of the transactions contemplated hereby will not conflict with or require the consent of any other person or entity under (other than consents received on or prior to the Transaction Closing Date in connection with the Transaction) any material agreement, document, instrument, or any organizational document, or any judgment, decree, order, law, statute, rule or regulation, applicable to the Existing Holders.

f.	Consents. Each Existing Holder is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency in connection with or as a condition to the performance of this Agreement.

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6.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Existing Holders as of the Transaction Closing Date that:

a.	Due Organization; Good Standing. The Company is duly created, validly existing and in good standing as a statutory trust under the laws of the State of Delaware.

b.	Authority; Enforceability; Corporate and Other Proceedings. The Company has the requisite trust power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Existing Holders) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to or limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors and (ii) general equitable principles, regardless of whether enforcement is sought in a proceeding at law or in equity.

c.	Absence of Defaults. The execution, delivery and performance of this Agreement by Centerline and the other transactions contemplated hereby will not (i) violate any provision of applicable law, (ii) violate any provisions of Centerline’s Second Amended and Restated Trust Agreement, dated as of November 17, 2003, as amended by Amendment No. 1 thereto, dated as of September 20, 2005, as further amended by Amendment No. 2 thereto, dated as of November 30, 2005, as further amended by Amendment No. 3 thereto, dated as of June 13, 2006, and as further amended by Amendment No. 4 thereto, dated as of April 2, 2007 (collectively, the “Trust Agreement”), or the Fifth Amended and Restated Bylaws of Centerline (as amended, the “Company Bylaws”) or (iii) violate any order, judgment, injunction, determination, award or decree of any court or other governmental agency applicable to Centerline or its assets.

d.	No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or require the consent of any other person or entity under (other than consents received on or prior to the Transaction Closing Date in connection with the Transaction) any material lease or agreement of the Company pursuant to any material agreement, document, instrument, or any organizational document, or any judgment, decree, order, law, statute, rule or regulation, applicable to the Company.

e.	Consents. The Company is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency in connection with or as a condition to the performance of this Agreement, except those that will have been obtained as of the Transaction Closing Date.

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7.	Remedies. The Existing Holders and the Company acknowledge and agree that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. To the fullest extent permitted by law, it is accordingly agreed that (a) the parties hereto would be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other parties hereto without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity, (b) the Company shall not record or otherwise recognize any purported Transfer in violation of this Agreement, and (c) no purported transferee of a Transfer made in violation of this Agreement shall be entitled to any rights as an owner of Shares including, without limitation, the right to vote, receive dividends or distributions or any allocable or distributive share of any tax item of the Company.

8.	Miscellaneous.

a.	Notice. Any notice or other communication under this Agreement shall be deemed duly given when (i) delivered personally to a party hereto, (ii) one business day after being sent to a party hereto by reputable overnight courier service (charges prepaid), or (iii) four business days after being mailed to a party hereto by certified or registered mail, return receipt requested and postage prepaid; in each case, addressed to such party hereto at the address sett forth on the first page of this Agreement (or at such other address as a party hereto may specify by notice to the other parties hereto in accordance with this section).

b.	Entire Agreement; Amendments. This Agreement (including any schedules and exhibits hereto) and any other written agreements entered into by the parties or their affiliates contemporaneously with the execution hereof constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the parties hereto, written or oral. The terms of this Agreement shall not be modified or amended except by subsequent written agreement of the parties hereto.

c.	Termination.

i.	This Agreement shall be of no force and effect if the Transaction Closing Date has not occurred on or before September 30, 2010.

ii.	If the Transaction Closing Date has occurred on or before September 30, 2010, then this Agreement shall terminate upon the expiration of the Lock-Up Period.

d.	Counterparts; Facsimile; PDF. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Any facsimile or portable document format copies hereof or signature hereon shall, for all purposes, be deemed originals.

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e.	Waiver. To the fullest extent permitted by law, no waiver by one of the parties hereto of another party’s breach of any term, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition of this Agreement. To the fullest extent permitted by law, no failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise set forth herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

f.	Choice of Law; Forum Selection. This Agreement shall be construed, interpreted and the rights of the parties hereto determined in accordance with the laws of the State of Delaware without reference to the choice of laws provisions thereof. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. §2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii)(A) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if serviced upon such party personally within the State of Delaware.

g.	Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY SCHEDULE HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

h.	Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision of this Agreement is held to be unlawful, invalid or unenforceable by a court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties hereto.

i.	Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

j.	No Third Party Beneficiaries. This Agreement is not intended and shall not be construed to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

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k.	Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under any United States federal, state or local statute, law, ordinance, regulation, rule, code order or other requirement or rule of law, and execute and deliver such documents and other instruments, as may be required to carry out the provisions of this Agreement and effect the transactions contemplated by this Agreement.

l.	Headings; References; Interpretation. The headings contained in this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning or interpretation of any of the terms or provisions of this Agreement. The references herein to Sections, Schedules and Exhibits, unless otherwise indicated, are references to sections, schedules and exhibits to this Agreement. Whenever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural number, all words in the plural number shall extend to and include the singular number, and all words in any gender shall extend to and include all genders. To the fullest extent permitted by law, this Agreement shall be construed without regard to any presumption or rule requiring construction against the party drafting or causing this instrument to be drafted.

[Signature Page Follows]

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Very truly yours,

CENTERLINE HOLDING COMPANY

By:	/s/ Marc D. Schnitzer
Name: Marc D. Schnitzer
Title: Chief Executive Officer & President

ACKNOWLEDGED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

WELLS FARGO BANK, N.A.

By:	/s/ Robert D. Taylor
Name: Robert D. Taylor
Title: Senior Vice President

WELLS FARGO COMMUNITY DEVELOPMENT CORPORATION

By:	/s/ Robert D. Taylor
Name: Robert D. Taylor
Title: President

Schedule I

Name of Existing Holder (legal name of entity holding Shares)	Class of Shares	Number of Shares
1. Wells Fargo Community Development Corporation	4.4% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1	600,000

2. Wells Fargo Community Development Corporation	Series A Convertible Community Reinvestment Act Preferred Shares	572,723

3. Wells Fargo Bank, N.A.	4.4% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1	40,000

4. Wells Fargo Bank, N.A.	Series A Convertible Community Reinvestment Act Preferred Shares	114,744

5. Wells Fargo Bank, N.A.	Series A Convertible Community Reinvestment Act Preferred Shares	54,112

Exhibit A

NOL Preservation Plan

[The NOL Preservation Plan is incorporated herein by reference to Exhibit 10.23 to the Company’s Current Report on Form 8-K filed with the Commission on March 11, 2010.]

Exhibit B

Form of Joinder Agreement

JOINDER AGREEMENT TO THE LOCK-UP AGREEMENT

Reference is made to the letter agreement, dated as February 26, 2010 (the “Lock-Up Agreement”), by and between Centerline Holding Company and Wells Fargo Bank, N.A. and Wells Fargo Community Development Corporation, as amended from time to time. By execution of this joinder agreement, the undersigned agrees to become a party to, and to be subject to the rights and obligations under, the Lock-Up Agreement, and shall be deemed to be an “Existing Holder” for all purposes thereunder.

Date:	[Entity]

By:
Name:
Title:

Address for Notice:

Accepted by:

CENTERLINE HOLDING COMPANY

By:
Name:
Title:

EXHIBIT D-1

CITIZENS SETTLEMENT AGREEMENT

[See Exhibit C-1 to Exhibit C to the Most Favored Nation Provision Termination Agreement above to which this Agreement is attached as an exhibit.]

EXHIBIT D-2

M&T REDEMPTION AGREEMENT

[See Exhibit (d)(11) to Amendment No. 3 to the Company’s Schedule 13E-3 filed with the SEC on February 20, 2013, to which this Exhibit is attached.]

EXHIBIT E

WIRE INSTRUCTIONS

Bank Name:

Bank ABA #:

Account Name:

Account Number:

Reference:

Address:

City/State: